EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard STAR Funds
File Number: 811-3919
Registrant CIK Number: 0000736054


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series 6

SEC Identifier S000002932(Vanguard Total International Stock Index Fund)
Class 1 SEC Identifier C000008020
Class 2 SEC Identifier C000094037
Class 3 SEC Identifier C000094036
Class 4 SEC Identifier C000094039
Class 5 SEC Identifier C000094038


Item 72DD

1. Total Income dividends for which record date passed during the period                                            $1,570,687
2. Dividends for a second class of open-end company shares                                                          $932,112
3. Dividends for a third class of open-end company shares                                                           $401,374
4. Dividends for a fourth class of open-end company shares                                                          $1,194,763
5. Dividends for a fifth class of open-end company shares						            $112,690

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $ .417
        2. Dividends from a second class of open-end company shares                                                 $ .714
        3. Dividends from a third class of open-end company shares                                                  $2.875
	4. Dividends from a fourth class of open-end company shares                                                 $2.906
	5. Dividends from a fifth class of open-end company shares                                                  $1.329


Items 74A-74N

Condensed balance sheet data:(in thousands except per share amounts)

74F-$185,603,461
74N-$191,982,281
74T-$186,571,267
75B-$157,856,832


Items 74U-74V

U)      1. Number of shares outstanding                                                                              4,927,146
        2. Number of shares outstanding for a second class of shares of open-end company shares                      1,497,314
	3. Number of shares outstanding for a third class of shares of open-end company shares                       158,690
	4. Number of shares outstanding for a fourth class of shares of open-end company shares                      527,467
	5. Number of shares outstanding for a fifth class of shares of open-end company shares                       104,896

V)      1. Net asset value per share (to the nearest cent)                                                           15.11
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)              25.27
       	3. Net asset value per share of a third class of open-end company shares (to the nearest cent)               101.07
	4. Net asset value per share of a fourth class of open-end company shares (to the nearest cent)              101.08
	5. Net asset value per share of a fifth class of open-end company shares (to the nearest cent)               47.00


